                                                                   EXHIBIT 23.5
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference to our firm under the caption "Selected Financial Information" and the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of California Jockey Club, Bay Meadows Operating Company and Patriot American Hospitality, Inc. of our report dated January 17, 1996, on our audit of the financial statements of Troy Hotel Investors and our report dated February 7, 1995, on our audit of the financial statements of Troy Park Associates.

                                          /s/ COOPERS & LYBRAND, L.L.P.

Pittsburgh, Pennsylvania
May 27, 1997